                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           AASTROM BIOSCIENCES, INC.
            (Exact name of registrant as specified in its charter)

               MICHIGAN                              94-3096597
      (State of incorporation           (I.R.S. Employer Identification No.)
          or organization)

    24 FRANK LLOYD WRIGHT DRIVE
            P.O. BOX 376
          ANN ARBOR, MICHIGAN                               48106
  (Address of principal executive offices)                (Zip Code)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

      Title of each class                  Name of each exchange on which
      to be so registered                  each class is to be registered

        NOT APPLICABLE                              NOT APPLICABLE

  If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

  If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(1), please check the following box. [_]

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                          COMMON STOCK, NO PAR VALUE
                               (Title of class)

This Form 8-A, including all exhibits, consists of 4 pages. The exhibit index is located on page 4.

Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------
         The information contained in "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on November 1, 1996, as amended on November 6, 1996, December 19, 1996 and January 7, 1997 (the "Form S-1 Registration Statement") is hereby incorporated by reference.

Item 2.  Exhibits
         --------
         The following exhibits are filed as part of this Registration
Statement:

         1.1   Specimen Common Stock Certificate, incorporated by reference to
               Exhibit 4.1 of Amendment No. 2 to the Registrant's Form S-1 Registration Statement.

         2.1   Restated Articles of Incorporation, incorporated by reference to
               Exhibit 3.1 of the initial filing of Registrant's Form S-1 Registration Statement.

         2.2 Form of Restated Articles of Incorporation (to be filed with the Secretary of State of the State of Michigan prior to closing of Registrant's initial public offering), incorporated by reference to Exhibit 3.2 of Amendment No. 2 to the Registrant's Form S-1 Registration Statement.

         2.3 Bylaws, as amended, incorporated by reference to Exhibit 3.3 to the initial filing of Registrant's Form S-1 Registration Statement.

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

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  January 22, 1997

                                               AASTROM BIOSCIENCES, INC.



                                            By:  /s/ R. DOUGLAS ARMSTRONG, Ph.D.
                                                    ----------------------------
                                                     R. Douglas Armstrong, Ph.D.
                                                     President and Chief
                                                     Executive Officer




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

                                 EXHIBIT INDEX
                                 -------------

Exhibit                                                           Sequentially
Number                              Exhibit                       Numbered Page
------                              -------                       -------------
 1.1               Specimen Common Stock Certificate,                    -
                   incorporated by reference to Amendment
                   No. 2 to Exhibit 4.1 of the Registrant's
                   Form S-1 Registration Statement.

 2.1               Restated Articles of Incorporation, as                -
                   amended, of AASTROM BIOSCIENCES, INC.,
                   incorporated by reference to Exhibit 3.1
                   of the initial filing of Registrant's
                   Form S-1 Registration Statement.

 2.2               Form of Restated Articles of Incorporation            -
                   (to be filed with the Secretary of State of
                   the State of Michigan prior to closing of
                   Registrant's initial public offering)
                   incorporated by reference to Exhibit 3.2
                   of Amendment No. 2 to the Registrant's
                   Form S-1 Registration Statement.

 2.3               Bylaws, as amended, incorporated by                   -
                   reference to Exhibit 3.3 to the initial
                   filing of Registrant's Form S-1 Registration
                   Statement.

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